Exhibit 23.1










          INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in this Registration Statement of ConAgra, Inc. on Form S-3 of our reports dated July 15, 1993, appearing in and incorporated by reference in the Annual Report on Form 10-K of ConAgra, Inc. for the year ended May 30, 1993 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




          DELOITTE & TOUCHE
          Omaha, Nebraska
          March 11, 1994